Exhibit 1



                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.02 per share, of Wellsford Real Properties, and that this Agreement be included as an Exhibit to such joint  filing.
17:   This Agreement  may be  executed  in any number of  counterpart all of which  taken
together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 10th day of November, 2001.

                                            EQSF ADVISERS, INC.

                                            By:/s/ MARTIN J. WHITMAN
                                            --------------------------
                                            Martin J. Whitman
                                            Chairman and Chief Executive Officer

                                            M.J. WHITMAN ADVISERS, INC.

                                            By:/s/ MARTIN J. WHITMAN
                                            --------------------------
                                            Martin J. Whitman
                                            Chairman and Chief Executive Officer